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                                                                    Exhibit 99.E

                             DISTRIBUTION AGREEMENT

     AGREEMENT made as of November 18, 2005 between STI Classic Funds (the "Trust"), a Massachusetts business trust having an office at 50 Hurt Plaza, Suite 1400, Atlanta, GA 30303, and BISYS FUND SERVICES LIMITED PARTNERSHIP ("Distributor"), having an office at 100 Summer Street, Boston, Massachusetts 02110.

     WHEREAS, the Trust is an open-end management investment company organized as a Massachusetts business trust and registered with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, Distributor is registered with the Commission as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member of the National Association of Securities Dealers, Inc. ("NASD"); and

     WHEREAS, it is intended that Distributor act as the distributor of the units of beneficial interest ("Shares") of each series of the Trust, as listed on Schedule A, and such series as are hereafter created (all of the foregoing series individually referred to herein as a "Fund" and collectively as the "Funds").

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein set forth, the parties agree as follows:

1.   Services as Distributor.

     1.1 Distributor will act as agent of the Trust on behalf of each Fund for the distribution of the Shares covered by the registration statement of the Trust then in effect under the Securities Act of 1933, as amended (the "Securities Act") and the 1940 Act. As used in this Agreement, the term "registration statement" shall mean the registration statement of the Trust and any amendments thereto, then in effect, including Parts A (the Prospectus), B (the Statement of Additional Information) and C of the registration statement, as filed on Form N-1A, or any successor thereto, with the Commission, together with any amendments thereto. The term "Prospectus" shall mean the then-current forms of Prospectus and Statement of Additional Information used by the Funds, in accordance with the rules of the Commission, for delivery to shareholders and prospective shareholders after the effective dates of the above-referenced registration statement together with any amendments and supplements thereto. The Trust will notify Distributor in advance of any proposed changes to Schedule A to this Agreement.

     1.2 Consistent with the understanding between the Funds, the Funds' investment adviser (the "Adviser") and the Distributor, the Distributor may solicit orders for the sale of the Shares and may undertake such advertising and promotion as it believes reasonable in connection with such solicitation. The Trust understands that

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Distributor is now and may in the future be the distributor of the shares of many other investment companies or series, including investment companies having investment objectives similar to those of the Trust. The Trust further understands that investors and potential investors in the Trust may invest in shares of such other investment companies. The Trust agrees that Distributor's duties to such other investment companies shall not be deemed in conflict with its duties to the Trust under this Section 1.2.

     1.3 Consistent with the understanding between the Funds, the Adviser and the Distributor, and subject to the last sentence of this Section 1.3, Distributor will engage in such activities set forth on the schedules hereto or as otherwise agreed by the parties and may engage in such activities as it deems appropriate in connection with the promotion and sale of the Shares, which may include advertising, compensation of underwriters, dealers and sales personnel, the printing and mailing of Prospectuses to prospective investors other than current shareholders, and the printing and mailing of sales literature. Distributor may enter into dealer agreements and other selling agreements with broker-dealers and other intermediaries; provided, however, that Distributor shall have no obligation to make any payments to any third parties, whether as finder's fees, compensation or otherwise, unless (i) Distributor has received a corresponding payment from the applicable Fund's Distribution Plan (as defined in Section 2 of this Agreement), the Adviser or from another source as may be permitted by applicable law, and (ii) such corresponding payment has been approved by the Trust's Board of Trustees.

     1.4 In its capacity as distributor of the Shares, all activities of the Distributor and its partners, agents, and employees shall comply with all applicable laws, rules and regulations, including, without limitation, the 1940 Act, the 1934 Act, all applicable rules and regulations promulgated by the Commission thereunder, all applicable rules and regulations adopted by any securities association registered under the 1934 Act, and the laws governing the sale of securities in the various states.

     1.5 Distributor will transmit any orders received by it for purchase or redemption of the Shares to the transfer agent for the Funds, and may instruct dealers and other intermediaries to transmit orders directly to the transfer agent.

     1.6 Whenever in their judgment such action is warranted by unusual market, economic or political conditions or by abnormal circumstance of any kind, the Trust's officers may upon reasonable notice instruct the Distributor to decline to accept any orders for or make any sales of the Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

     1.7 The Trust agrees to inform the Distributor from time to time of the states and other jurisdictions in which a Fund or its administrator has registered or otherwise qualified shares for sale, and the Trust agrees at its own expense to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states as Distributor may designate.

     1.8 The Trust shall furnish from time to time, for use in connection with the sale of the Shares, such supplemental information with respect to the Funds and the

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Shares as Distributor may reasonably request; and the Trust warrants that the statements contained in any such supplemental information fairly show or represent what they purport to show or represent. The Trust shall also furnish Distributor upon request with: (a) unaudited semi-annual statements of the Funds' books and accounts prepared by the Trust, (b) a monthly itemized list of the securities in the Funds, (c) monthly balance sheets as soon as practicable after the end of each month, and (d) from time to time such additional information regarding the financial condition of the Funds as Distributor may reasonably request. Distributor is not authorized by the Trust to give any information or to make any representations other than those contained in the Prospectus or in shareholder reports or other material that may be prepared by or on behalf of the Trust for the Distributor's use.

     1.9 The Trust represents and warrants to Distributor that all registration statements, and each Prospectus, filed by the Trust with the Commission under the Securities Act and the 1940 Act shall be prepared in conformity with requirements of said Acts and rules and regulations of the Commission thereunder. The registration statement and Prospectus shall contain all statements required to be stated therein in conformity with said Acts and the rules and regulations of the Commission thereunder, and all statements of fact contained in any such registration statement and Prospectus are true and correct in all material respects. Furthermore, neither any registration statement nor any Prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares. The foregoing representations and warranties shall continue throughout the term of this Agreement and be deemed to be of a continuing nature, applicable to all Shares distributed hereunder. The Trust may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any Prospectus as, in the light of future developments, the Trust may deem necessary or advisable. If the Trust shall not propose any amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Trust of a written request from Distributor to do so, Distributor may, at its option, terminate this Agreement. In such case, the Distributor will be held harmless from, and indemnified by Trust for, any liability or loss resulting from the failure to implement such amendment. The Trust shall not file any amendment to any registration statement or supplement to any Prospectus without giving Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Trust's right to file at any time such amendments to any registration statement and/or supplements to any Prospectus, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.

     1.10 The Trust may use, or may request Distributor to use, an electronic processing system over the internet in which electronically transmitted orders are forwarded electronically for processing under circumstances in which Distributor will not review the orders. Under such circumstances, the Trust acknowledges and agrees that it will independently determine that any third party used by the Trust to process orders is a satisfactory service provider and that the Distributor's review will not be necessary.

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     1.11 The Trust authorizes the Distributor and dealers to use any Prospectus in the form furnished by the Trust from time to time in connection with the sale of the Shares.

     1.12 The Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Distributor's part in the performance of its duties, from reckless disregard by the Distributor of its obligations and duties under this Agreement, or from the Distributor's failure to comply with laws, rules and regulations applicable to it in connection with its distribution of the Shares. The Trust agrees to indemnify, defend and hold harmless the Distributor, its several officers and employees, and any person who controls the Distributor within the meaning of Section 15 of the Securities Act, from and against any and all claims, demands, liabilities and expenses (including the reasonable cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which the Distributor, its officers and employees, or any such controlling person, may incur (a) as the result of acting as distributor of the Funds and entering into selling agreements, shareholder servicing agreements or similar agreements with financial intermediaries on behalf of the Trust; (b) under the Securities Act or under common law or otherwise, arising out of or based upon (i) any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any Prospectus, (ii) any omission, or alleged omission, to state a material fact required to be stated in any registration statement or any Prospectus or necessary to make the statements therein not misleading or (iii) any Trust-related advertisement or sales literature, or other materials distributed to the public that contains any untrue statement, or alleged untrue statement, of a material fact, or any omission, or alleged omission, to state a material fact required to be stated therein to make the statements therein not misleading, notwithstanding the exercise of reasonable care in the preparation or review thereof by the Distributor; or (c) arising out of or based upon the electronic processing of orders over the internet at the Trust's request; provided, however, that the Trust's agreement to indemnify the Distributor, its officers or employees, and any such controlling person shall not be construed to cover any claims, demands, liabilities or expenses arising out of or based upon (a) any untrue statements, or alleged untrue statement, as are contained in any registration statement, Prospectus, or Trust-related advertisement or sales literature, or other materials distributed to the public, or any omission to state a material fact required to be stated in such materials that would be necessary to make the information therein not misleading to the extent that such untrue statement, alleged untrue statement, or omission was made in reliance upon, and in conformity with, information furnished in writing to the Trust by or on behalf of the Distributor provided the Distributor has reviewed any such registration statement, Prospectus, advertisement or sales literature, or other material prior to its use, or (b) the willful misfeasance, bad faith or gross negligence of the Distributor in the performance of its duties or the Distributor's reckless disregard of its obligations and duties under this Agreement.

     In the event of a formal legal action against the Distributor, its officers or employees, or any such controlling person, the Distributor shall provide the Trust with written notice of the action, identifying the persons against whom such action is brought,

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promptly following receipt of service of the summons or other first legal process, and in any event within ten (10) days of such receipt. The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability if such defense shall be conducted by counsel of good standing chosen by the Trust and approved by the Distributor, which approval shall not be unreasonably withheld. In the event any such claim, demand or liability is not heard solely on an alleged misstatement, omission or wrongful act on the Trust's part, the Distributor shall have the right to participate in the defense. In the event the Trust elects to assume the defense of any such suit and retain counsel of good standing so approved by the Distributor, the Distributor and any other defendants in such suit shall bear the fees and expenses of any additional counsel retained by them; but in any case where the Trust does not elect to assume the defense of any such suit or in case the Distributor reasonably withholds approval of counsel chosen by the Trust, the Trust will reimburse the Distributor, its officers, employees, and controlling persons named as defendants in such suit, for the reasonable fees and expenses of any counsel retained by them to the extent related to a claim, demand, liability or expense covered under this Section 1.12. The Trust's indemnification agreement contained in this Section 1.12 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor, its officers and employees, or any controlling person, and shall survive the delivery of any Shares.

     1.13 The Distributor agrees to indemnify, defend and hold harmless the Trust, its several officers and Trustees, and any person who controls the Trust within the meaning of Section 15 of the Securities Act, from and against any and all claims, demands, liabilities and expenses (including the reasonable costs of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which the Trust, its officers or Trustees or any such controlling person may incur (a) under the Securities Act or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement, Prospectus, or Trust-related advertisement or sales literature, or other materials distributed to the public, or any omission to state a material fact required to be stated in such materials that would be necessary to make the information therein not misleading to the extent that such untrue statement, alleged untrue statement, or omission was made in reliance upon, and in conformity with, information furnished in writing to the Trust by or on behalf of the Distributor provided the Distributor has reviewed any such registration statement, Prospectus, advertisement or sales literature, or other material prior to its use, (b) the willful misfeasance, bad faith or gross negligence of the Distributor in the performance of its duties, or the Distributor's reckless disregard of its obligations and duties under this Agreement, or (c) the Distributor's failure to comply with laws applicable to it in connection with its activities hereunder (other than in respect of Trust-related advertisements or sales literature that fails to comply with applicable laws notwithstanding the exercise of reasonable care in the preparation and review thereof by the Distributor).

     In the event of a formal legal action against the Trust, its officers or Trustees, or any such controlling person, the Trust shall provide the Distributor with written notice of the action, identifying the persons against whom such action is brought, promptly following the receipt of service of the summons or other first legal process, and in any

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event within ten (10) days of such receipt. The Distributor will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability if such defense shall be conducted by counsel of good standing chosen by the Distributor and approved by the Trust, which approval shall not be unreasonably withheld. In the event any such claim, demand or liability is not based solely on an alleged misstatement, omission or wrongful act on the Distributor's part, the Trust shall have the right to participate in the defense. In the event the Distributor elects to assume the defense of any such suit and retain counsel of good standing so approved by the Trust, the Trust and any other defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in any case where the Distributor does not elect to assume the defense of any such suit or in case the Trust reasonably withholds approval of counsel chosen by the Distributor, the Distributor will reimburse the Trust, its officers, directors, employees and controlling persons named as defendants in such suit, for the reasonable fees and expenses of any counsel retained by the Trust or them to the extent related to a claim, demand, liability or expense covered under this Section 1.13. The Distributor's indemnification agreement contained in this Section 1.13 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Trust, its officers and employees, or any controlling person, and shall survive the delivery of any Shares.

     1.14 No Shares shall be offered by either the Distributor or the Trust under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Trust if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act or if and so long as a current Prospectus as required by Section 10(b)(2) of said Act is not on file with the Commission, provided, however, that nothing contained in this Section 1.14 shall in any way restrict or have an application to or bearing upon the Trust's obligation to repurchase Shares from a shareholder in accordance with the provisions of the Trust's Prospectus, Agreement and Declaration of Trust, or Bylaws.

     1.15 The Trust agrees to advise the Distributor as soon as reasonably practical by a notice in writing delivered to the Distributor:

          (a) of any request by the Commission for amendments to the registration statement or Prospectus then in effect or for additional information;

          (b) in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or Prospectus then in effect or the initiation by service of process on the Trust or any proceeding for that purpose;

          (c) of the happening of any event that makes untrue any statement of a material fact made in the registration statement or Prospectus then in effect or which requires the making of a change in such registration statement or Prospectus in order to make the statements therein not misleading; and

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          (d)  of any action of the Commission with respect to any amendment to any registration statement or Prospectus which may from time to time be filed with the Commission, which could reasonably be expected to have a material negative impact upon the offering of Shares.

     For purposes of this section, informal requests by or acts of the Staff of the Commission shall not be deemed actions of or requests by the Commission unless they would reasonably be expected to have a material negative impact upon the offering of Shares.

     1.16 The Distributor agrees on behalf of itself and its officers and employees to treat confidentiality and as proprietary information of the Trust all records and other information relative to the Trust and its prior, present or potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld, but such approval shall not be required where the Distributor may be exposed to civil or criminal liability for failure to disclose such information, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

2.   Fee.

     2.1 Attached as Schedule B to this Agreement are all plans of distribution under Rule 12b-1 under the 1940 Act approved by the Funds and in effect (collectively, the "Distribution Plan"). The Funds will deliver to Distributor promptly after any changes thereto updated copies of the Distribution Plan. For its services under this Agreement, the Distributor shall be compensated and reimbursed for its expenses as set forth on Schedules C and D to this Agreement. If the Funds have a Distribution Plan that permits and authorizes them to compensate and reimburse the Distributor and required board approvals have been given, then the Funds shall be responsible for all such compensation and reimbursements or such portions of it as have been permitted and authorized under the Distribution Plan. If the Funds do not have a Distribution Plan that permits and authorizes them to compensate and reimburse the Distributor in full, then the Distributor shall receive from other sources consistent with applicable law and other written agreements any portions of owed compensation and reimbursement not paid under the Distribution Plan. Except as provided by Rule 12b-1 under the 1940 Act and the terms of the Distribution Plan, as concerns continuation of the Distribution Plan and termination of the Distribution Plan under certain circumstances, the relevant Fund's obligation to pay distribution fees to the Distributor, when applicable as provided in the foregoing provisions of this Section 2, shall be absolute and unconditional and shall not be subject to any dispute, offset, counterclaim or defense whatsoever.

     2.2 If: (i) the Distributor properly receives fees from the Funds under the Distribution Plan, other than for services rendered or expenses incurred, that the Distributor is not obligated to pay to third party broker-dealers, plan administrators or others ("Retained Fees"), and (ii) the Funds have authority under the Distribution Plan to pay for some or all of the Distributor's services under this Agreement ("Permitted

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Services"), then all of the Retained Fees will either be (a) returned to the
Funds and/or (b) credited against the compensation payable by the Funds to the Distributor for Permitted Services.

3.   Sale and Payment.

     3.1 Shares of a Fund may be subject to a sales load and may be subject to the imposition of a distribution fee pursuant to the Distribution Plans referred to above. To the extent that Shares of a Fund are sold at an offering price which includes a sales load or subject to a contingent deferred sales load with respect to certain redemptions (either within a single class of Shares or pursuant to two or more classes of Shares), such Shares shall hereinafter be referred to collectively as "Load Shares" (and in the case of Shares that are sold with a front-end sales load, "Front-End Load Shares", or Shares that are sold subject to a contingent deferred sales load, "CDSL Shares"). Funds that issue Front-End Load Shares shall hereinafter be referred to collectively as "Front-End Load Funds." Funds that issue CDSL Shares shall hereinafter be referred to collectively as "CDSL Funds." Front-End Load Funds and CDSL Funds may individually or collectively be referred as "Load Funds." Under this Agreement, the following provisions shall apply with respect to the sale of, and payment for, Load Shares.

     3.2 The Distributor shall have the right to offer Load Shares at their net asset value and to sell such Load Shares to the public against orders therefore at the applicable public offering price, as defined in Section 4 hereof. The Distributor shall also have the right to sell Load Shares to dealers against orders therefore at the public offering price less a concession determined by the Distributor, which concession shall not exceed the amount of the sales charge or underwriting discount, if any, referred to in Section 4 below.

     3.3 Prior to the time of delivery of any Load Shares by a Load Fund to, or on the order of, the Distributor, the Distributor shall pay or cause to be paid to the Load Fund or to its order an amount in New York cleared funds equal to the applicable net asset value of such Shares. The Distributor may retain so much of any sales charge or underwriting discount as is not allowed by the Distributor as a concession to dealers.

4.   Public Offering Price.

     The public offering price of a Load Share shall be the net asset value of such Load Share next determined, plus any applicable sales charge, all as set forth in the current Prospectus of the Load Fund. The net asset value of Load Shares shall be determined in accordance with the Prospectus of the Load Fund.

5.   Issuance of Shares.

     The Trust reserves the right to issue, transfer or sell Load Shares at net asset values (a) in connection with the merger or consolidation of the Trust or the Load Fund(s) with any other investment company or the acquisition by the Trust or the Load Fund(s) of all or substantially all of the assets or of the outstanding Shares of any other

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investment company; (b) in connection with a pro rata distribution directly to the holders of Shares in the nature of a stock dividend or split; (c) upon the exercise of subscription rights granted to the holders of Shares on a pro rata basis; (d) in connection with the issuance of Load Shares pursuant to any exchange and reinvestment privileges described in any then-current Prospectus of the Load Fund; and (e) otherwise in accordance with any then-current Prospectus of the Load Fund.

6.   Term, Duration and Termination.

     This Agreement shall become effective with respect to each Fund as of the date first written above (the "Effective Date") (or, if a particular Fund is not in existence on such date, on the earlier of the date an amendment to Schedule A to this Agreement relating to that Fund is executed or the Distributor begins providing services under this Agreement with respect to such Fund) and, unless sooner terminated as provided herein, shall continue for a two year period following the Effective Date. Thereafter, if not terminated, this Agreement shall continue with respect to a particular Fund automatically for successive one-year terms, provided that such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting for the purpose of voting on such approval and (b) by the vote of the Trust's Board of Trustees or the vote of a majority of the outstanding voting securities of such Fund. This Agreement is terminable without penalty with sixty days' prior written notice, by the Trust's Board of Trustees, by vote of a majority of the outstanding voting securities of the Trust, or by the Distributor. This Agreement will also terminate automatically
(a) in the event of its assignment or (b) if Distributor is no longer registered with the Commission under the 1934 Act and a member of the NASD. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meaning as ascribed to such terms in the 1940 Act.)

7.   Limitation of Liability of the Trustees and Shareholders.

     It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the trust property of the Trust as provided in the Trust's Agreement and Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees, and this Agreement has been signed and delivered by an authorized officer of the Trust, acting as such, and neither such authorization by the Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in the Trust's Agreement and Declaration of Trust.

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8.   Privacy.

     Nonpublic personal financial information relating to consumers or customers of the Funds provided by, or at the direction of, the Trust to the Distributor, or collected or retained by the Distributor to perform its duties as distributor, shall be considered confidential information. The Distributor shall not disclose or otherwise use any nonpublic personal financial information relating to present or former shareholders of the Funds other than for the purposes for which that information was disclosed to the Distributor, including use under an exception in Rules 14 or 15 of Securities and Exchange Commission Regulation S-P in the ordinary course of business to carry out those purposes. The Distributor shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to consumers of the Funds. The Trust represents to the Distributor that it has adopted a Statement of its privacy policies and practices as required by Securities and Exchange Commission Regulation S-P and agrees to provide the Distributor with a copy of that statement annually.

9.   Anti-Money Laundering Compliance.

     9.1 Each of Distributor and the Trust acknowledges that it is a financial institution subject to the USA Patriot Act of 2001 and the Bank Secrecy Act (collectively, the "AML Acts"), which require, among other things, that financial institutions adopt compliance programs to guard against money laundering. Each represents and warrants to the other that it is in compliance with and will continue to comply with the AML Acts and applicable regulations in all relevant respects. The Distributor shall also provide written notice to each person or entity with which it entered an agreement prior to the date hereof with respect to sale of the Trust's Shares, such notice informing such person of anti-money laundering compliance obligations applicable to financial institutions under applicable laws and, consequently, under applicable contractual provisions requiring compliance with laws.

     9.2 The Distributor shall include specific contractual provisions regarding anti-money laundering compliance obligations in agreements entered into by the Distributor with any dealer that is authorized to effect transactions in Shares of the Trust.

     9.3 Each of Distributor and the Trust agrees that it will take such further steps, and cooperate with the other as may be reasonably necessary, to facilitate compliance with the AML Acts, including but not limited to the provision of copies of its written procedures, policies and controls related thereto ("AML Operations"). Distributor undertakes that it will grant to the Trust, the Trust's anti-money laundering compliance officer and regulatory agencies, reasonable access to copies of Distributor's AML Operations, books and records pertaining to the Trust only. It is expressly understood and agreed that the Trust and the Trust's compliance officer shall have no access to any of Distributor's AML Operations, books or records pertaining to other clients of Distributor.

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10.  Notices.

     Any notice provided hereunder shall be sufficiently given when sent by registered or certified mail to the party required to be served with such notice at the following address: if to the Trust, to it at 50 Hurt Plaza, Suite 1400, Atlanta, GA 30303 Attention: Debra Lamb, with copy to Jeff Young, 3435 Stelzer Road, Columbus, Ohio 43219; and if to BISYS, to it at 100 Summer Street, Boston, Massachusetts 02110, Attn: Broker-Dealer Compliance Department Manager, with a copy to BISYS at 3435 Stelzer Road, Columbus, OH 43219, Attn: President, or at such other address as such party may from time to time specify in writing to the other party pursuant to this Section.

11.  Governing Law.

     This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Ohio, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

11.  Prior Agreements.

     This Agreement constitutes the complete agreement of the parties as to the subject matter covered by this Agreement, and supersedes all prior negotiations, understandings and agreements bearing upon the subject matter covered by this Agreement.

12.  Amendments.

     No amendment to this Agreement shall be valid unless made in writing and executed by both parties hereto.

                                   * * * * * *

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first written above.

                                        STI CLASSIC FUNDS


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        BISYS FUND SERVICES LIMITED PARTNERSHIP

                                        By: BISYS Fund Services, Inc.,
                                        its General Partner


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   SCHEDULE A

                          TO THE DISTRIBUTION AGREEMENT
                            BETWEEN STI CLASSIC FUNDS
                   AND BISYS FUND SERVICES LIMITED PARTNERSHIP

                                      FUNDS

Aggressive Growth Stock Fund
Balanced Fund
Capital Appreciation Fund
Classic Institutional Cash Management Money Market Fund
Classic Institutional Municipal Cash Reserve Money Market Fund
Classic Institutional Short-Term Bond Fund
Classic Institutional U.S. Government Securities Money Market Fund
Classic Institutional U.S. Treasury Securities Money Market Fund
Core Bond Fund (formerly, Classic Institutional Core Bond Fund)
Emerging Growth Stock Fund
Florida Tax-Exempt Bond Fund
Georgia Tax-Exempt Bond Fund
High Income Fund
High Quality Bond Fund (formerly, Classic Institutional High Quality Bond Fund) Intermediate Bond Fund (formerly, Classic Institutional Intermediate Bond Fund) International Equity Fund
International Equity Index Fund
Investment Grade Bond Fund
Investment Grade Tax-Exempt Bond Fund
Large Cap Relative Value Fund (formerly, Growth and Income Fund)
Large Cap Value Equity Fund (formerly, Value Income Stock Fund)
Life Vision Aggressive Growth Fund
Life Vision Conservative Fund
Life Vision Growth and Income Fund
Life Vision Moderate Growth Fund
Life Vision Target Date 2015 Fund
Life Vision Target Date 2025 Fund
Life Vision Target Date 2035 Fund
Limited Duration Fund (formerly, Classic Institutional Limited Duration Fund) Limited-Term Federal Mortgage Securities Fund
Maryland Municipal Bond Fund
Mid-Cap Equity Fund
Mid-Cap Value Equity Fund
North Carolina Tax-Exempt Bond Fund
Prime Quality Money Market Fund
Quality Growth Stock Fund (formerly, Tax Sensitive Growth Stock Fund)
Seix High Yield Fund (formerly, Seix Institutional High Yield Fund)
Short-Term Bond Fund
Short-Term U.S. Treasury Securities Fund
Small Cap Growth Stock Fund
Small Cap Value Equity Fund
Strategic Income Fund
Strategic Quantitative Equity Fund

Tax-Exempt Money Market Fund
Total Return Bond Fund (formerly, Classic Institutional Total Return Bond Fund) U.S. Government Securities Fund
U.S. Government Securities Money Market Fund
U.S. Government Securities Ultra-Short Bond Fund (formerly, Classic
   Institutional U.S. Government Securities Super Short Income Plus Fund)
U.S. Treasury Money Market Fund
Ultra-Short Bond Fund (formerly, Classic Institutional Super Short Income Plus
   Fund)
Virginia Intermediate Municipal Bond Fund
Virginia Municipal Bond Fund
Virginia Tax-Free Money Market Fund

                                   SCHEDULE B

                                DISTRIBUTION PLAN

                                STI CLASSIC FUNDS

                          DISTRIBUTION AND SERVICE PLAN
                      A SHARES (FORMERLY, INVESTOR SHARES)

     WHEREAS, STI Classic Funds (the "Trust") is engaged in business as an open-end investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"); and

     WHEREAS, the Trustees of the Trust have determined that there is a reasonable likelihood that the following Distribution and Service Plan (the "Plan") will benefit the Trust and the owners of the A Shares of the portfolios ("Shareholders") of the Trust;

     NOW, THEREFORE, the Trustees of the Trust hereby adopt this Plan pursuant to Rule 12b-1 under the 1940 Act and in accordance with the Trust's Rule 18f-3 Multiple Class Plan:

     SECTION 1. The Trust has adopted this Plan to enable the Trust to directly or indirectly bear expenses related to (a) the distribution and sale of A Shares (collectively, the "Shares") of the portfolios of the Trust, as now in existence or hereinafter created from time to time, (each a "Portfolio"), and (b) the shareholder servicing of such Shares.

     SECTION 2. The Shares of each Portfolio are authorized to pay the principal underwriter of the Shares (the "Distributor") a total fee in connection with distribution-related services and shareholder servicing provided in respect of such class, calculated and payable monthly, at the annual rate set forth on Schedule A attached hereto.

     SECTION 3. Distribution Activities.

(a) The fee paid pursuant to Section 2 may be used by the Distributor to provide initial and ongoing sales compensation to its investment executives and to other broker-dealers in respect of sales of Shares of the applicable Portfolios and to pay for other advertising and promotional expenses in connection with the distribution of the Shares. These advertising and promotional expenses include, by way of example but not way of limitation, costs of printing and mailing prospectuses, statements of additional information and shareholder reports to prospective investors; preparation and distribution of sales literature; advertising of any type; an allocation of overhead and other expenses of the Distributor related to the distribution of the Shares; and payments to, and expenses of, officers, employees or representatives of the Distributor, of other broker-dealers, banks or other financial institutions, and of any other persons who provide support services in connection with the distribution of the Shares, including travel, entertainment, and telephone expenses.

(b) Payments under this Plan are not tied exclusively to the expenses for distribution-related activities actually incurred by the Distributor, so that such payments may exceed expenses actually incurred by the Distributor. The Trust's Board of Trustees will evaluate the appropriateness of the Plan and its payment terms on a continuing basis and in doing so will consider all relevant factors, including expenses borne by the Distributor and amounts it receives under the Plan.

(c) The Trust's investment adviser and the Distributor may, at their option and in their sole discretion, make payments from their own resources to cover costs of additional distribution.

     SECTION 4.Shareholder Servicing Activities.

(a) A portion of the fee payable to the Distributor pursuant to Section 2 may be used by the Distributor to provide compensation for personal, ongoing servicing and/or maintenance of shareholder accounts with respect to the Shares of the applicable Portfolios, provided that the amount paid for such shareholder servicing activities does not exceed the amount set forth on Schedule A. Compensation may be paid by the Distributor, or any portion of the fee may be reallowed, to persons, including employees of the Distributor, and institutions who respond to inquiries of holders of the Shares regarding their ownership of Shares or their accounts with the Trust or who provide other administrative or accounting services not otherwise required to be provided by the Trust's investment adviser, transfer agent, or other agent of the Trust. Notwithstanding the foregoing, if the National Association of Securities Dealers, Inc. (the "NASD") adopts a definition of "service fee" for purposes of Section 26(d) of the NASD Rules of Fair Practice that differs from the definition of shareholder servicing activities in this paragraph, or if the NASD adopts a related definition intended to define the same concept, the definition of shareholder servicing activities in this paragraph shall be automatically amended, without further action of the parties, to conform to such NASD definition.

(b) Payments under this Plan are not tied exclusively to the expenses for shareholder servicing activities actually incurred by the Distributor, so that such payments may exceed expenses actually incurred by the Distributor. The Trust's Board of Trustees will evaluate the appropriateness of the Plan and its payment terms on a continuing basis and in doing so will consider all relevant factors, including expenses borne by the Distributor and amounts it receives under the Plan.

(c) The Trust's investment adviser and the Distributor may, at their option and in their sole discretion, make payments from their own resources to cover costs of additional shareholder servicing activities.

     SECTION 5. This Plan shall not take effect with respect to a Portfolio until it has been approved together with any related agreements, by votes of the majority of both (i) the Trustees of the Trust and (ii) the Qualified Trustees, cast in person at a Board of Trustees meeting called for the purpose of voting on this Plan or such agreement.

     SECTION 6. This Plan shall continue in effect for a period of more than one year after it takes effect only for so long as such continuance is specifically approved at least annually in the manner provided in Section 5 herein for the approval of this Plan.

     SECTION 7. Any person authorized to direct the disposition of monies paid or payable by the Trust pursuant to this Plan or any related agreement shall provide to the Trustees of the Trust, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

     SECTION 8. This Plan may be terminated at any time with respect to a Portfolio by the vote of a majority of the Qualified Trustees or by vote of a majority of the Portfolio's outstanding Shares.

     SECTION 9. All agreements with any person relating to implementation of this Plan shall be in writing, and any agreement related to this Plan shall provide (a) that such agreement may be terminated at any time with respect to a Portfolio, without payment of any penalty, by the vote of a majority of the Qualified Trustees or by the vote of shareholders holding a majority of the Portfolio's outstanding Shares, on not more than 60 days written notice to any other party to the agreement; and (b) that such agreement shall terminate automatically in the event of its assignment.

     SECTION 10. This Plan may not be amended to increase materially the amount of expenses permitted pursuant to Section 2 hereof without the approval of shareholders holding a majority of the outstanding Shares of the applicable Portfolio, and all material amendments to this Plan shall be approved in the manner provided in Section 5 herein for the approval of this Plan.

     SECTION 11. As used in this Plan, (a) the term "Qualified Trustees" shall mean those Trustees of the Trust who are not interested persons of the Trust, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it, and (b) the terms "assignment" and "interested person" shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

     SECTION 12. While this Plan is in effect, the selection and nomination of those Trustees who are not interested persons of the Trust within the meaning of
Section 2(a) (19) of the 1940 Act shall be committed to the discretion of the Trustees then in office who are not interested persons of the Trust.

     SECTION 13 This Plan shall not obligate the Trust or any other party to enter into an agreement with any particular person.

Approved May 17, 2005

                                   SCHEDULE A

                      TO THE DISTRIBUTION AND SERVICE PLAN

                                 CLASS A SHARES

Pursuant to Section 2, the Trust shall pay the Distributor compensation at which is calculated daily and paid monthly at an annual rate as set forth below.

                                                                                 MAXIMUM
                                                                               SHAREHOLDER
PORTFOLIO                                                               FEE   SERVICES FEE
---------                                                               ---   ------------
Aggressive Growth Stock Fund                                            .35%      .25%
Balanced Fund                                                           .28%      .25%
Capital Appreciation Fund                                               .35%      .25%
Core Bond Fund (formerly, Classic Institutional Core Bond Fund)         .25%      .25%
Emerging Growth Stock Fund                                              .35%      .25%
Florida Tax Exempt Bond Fund                                            .18%      .18%
Georgia Tax Exempt Bond Fund                                            .18%      .18%
Large Cap Relative Value Fund (formerly, Growth and Income Fund)        .25%      .25%
High Income Fund                                                        .30%      .25%
Intermediate Bond Fund
   (formerly, Classic Institutional Intermediate Bond Fund)             .25%      .25%
International Equity Fund                                               .33%      .25%
International Equity Index Fund                                         .35%      .25%
Investment Grade Bond Fund                                              .35%      .25%
Investment Grade Tax-Exempt Bond Fund                                   .35%      .25%
Life Vision Aggressive Growth Fund                                      .35%      .25%
Life Vision Conservative Fund                                           .35%      .25%
Life Vision Growth and Income Fund                                      .35%      .25%
Life Vision Moderate Growth Fund                                        .35%      .25%
Life Vision Target Date 2015 Fund                                       .35%      .25%
Life Vision Target Date 2025 Fund                                       .35%      .25%

                                                                                 MAXIMUM
                                                                               SHAREHOLDER
PORTFOLIO                                                               FEE   SERVICES FEE
---------                                                               ---   ------------
Life Vision Target Date 2035 Fund                                       .35%      .25%
Limited-Term Federal Mortgage Securities Fund                           .23%      .23%
Maryland Municipal Bond Fund                                            .15%      .15%
Mid-Cap Equity Fund                                                     .35%      .25%
Mid-Cap Value Equity Fund                                               .35%      .25%
North Carolina Tax-Exempt Bond Fund                                     .15%      .15%
Prime Quality Money Market Fund                                         .20%      .20%
Seix Floating Rate High Income Fund                                     .30%      .25%
Seix High Yield Fund (formerly, Seix Institutional High Yield Fund)     .25%      .25%
Short-Term Bond Fund                                                    .23%       23%
Short-Term U.S. Treasury Securities Fund                                .18%      .18%
Small Cap Growth Stock Fund                                             .35%      .25%
Small Cap Value Equity Fund                                             .33%      .25%
Strategic Income Fund                                                   .35%      .25%
Strategic Quantitative Equity Fund                                      .25%      .25%
Quality Growth Stock Fund (formerly, Tax Sensitive Growth Stock Fund)   .35%      .25%
Tax-Exempt Money Market Fund                                            .15%      .15%
U.S. Government Securities Fund                                         .35%      .25%
U.S. Government Securities Money Market Fund                            .17%      .17%
U.S. Treasury Money Market Fund                                         .15%      .15%
Large Cap Value Equity Fund (formerly, Value Income Stock Fund)         .33%      .25%
Virginia Intermediate Municipal Bond Fund                               .15%      .15%
Virginia Municipal Bond Fund                                            .15%      .15%
Virginia Tax-Free Money Market Fund                                     .20%      .20%

                                STI CLASSIC FUNDS
                          DISTRIBUTION AND SERVICE PLAN
                                 CLASS B SHARES

WHEREAS, STI Classic Funds (the "Trust") is engaged in business as an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Trustees of the Trust have determined that there is a reasonable likelihood that this Distribution and Service Plan (the "Plan") will benefit the Trust and the owners of the B Shares of the portfolios of the Trust, as now in existence or hereinafter created from time to time (each a "Portfolio").

NOW THEREFORE, the Trustees of the Trust hereby adopt this Plan pursuant to Rule 12b-1 under the 1940 Act.

SECTION 1. The Trust has adopted this Plan to enable the Trust to directly or indirectly bear expenses relating to (a) the distribution and sale of B Shares (the "Shares") of the Portfolios and (b) the shareholder servicing of such Shares.

SECTION 2. Distribution Activities.

(a) The Shares of each Portfolio are authorized to pay the principal underwriter of the Shares (the "Distributor") a total fee in connection with distribution-related services provided in respect of such class, calculated and payable monthly, at the annual rate of .75% of the value of the average daily net assets of such class. The services rendered by the Distributor for which the Distributor is entitled to receive this fee shall be deemed to have been completed at the time of the initial purchase of the Shares taken into account in computing the fee.

(b) The fee paid pursuant to this Section 2 may be used by the Distributor to provide initial and ongoing sales compensation to its investment executives and to other broker-dealers in respect of sales of Shares of the applicable Portfolios and to pay for other advertising and promotional expenses in connection with the distribution of the Shares. These advertising and promotional expenses include, by way of example but not way of limitation, costs of printing and mailing prospectuses, statements of additional information and shareholder reports to prospective investors; preparation and distribution of sales literature; advertising of any type; an allocation of overhead and other expenses of the Distributor related to the distribution of the Shares; and payments to, and expenses of, officers, employees or representatives of the Distributor, of other broker-dealers, banks or other financial institutions, and of any other persons who provide support services in connection with the distribution of the Shares, including travel, entertainment, and telephone expenses.

(c) Payments under this Section 2 of the Plan are not tied exclusively to the expenses for distribution-related activities actually incurred by the Distributor, so that such payments may exceed expenses actually incurred by the Distributor. The Trust's Board of Trustees will evaluate the appropriateness of the Plan and its payment terms on a continuing basis and in doing so will consider all relevant factors, including expenses borne by the Distributor and amounts it receives under the Plan.

(d) The Trust's investment adviser and the Distributor may, at their option and in their sole discretion, make payments from their own resources to cover costs of additional distribution.

(e) Notwithstanding anything to the contrary herein, the Distributor shall be paid the accrued fee pursuant to this Section 2 regardless of the Distributor's termination as principal underwriter of the Shares or any termination of the Plan other than a complete termination of the Plan. In addition, the

Trust's obligation to pay the fee to the Distributor shall be absolute and unconditional and shall not be subject to any dispute, offset, counterclaim, or defense whatsoever.

SECTION 3. Shareholder Servicing Activities.

(a) In addition to the amounts set forth in Section 2 above, the Shares of each Portfolio are authorized to pay the Distributor a fee in connection with the personal, ongoing servicing of shareholder accounts of such Shares, calculated and payable monthly, at the annual rate of .25% of the value of the average daily net assets of such class.

(b) The service fee payable to the Distributor pursuant to this Section 3 hereof may be used by the Distributor to provide compensation for personal, ongoing servicing and/or maintenance of shareholder accounts with respect to the Shares of the applicable Portfolios. Compensation may be paid by the Distributor, or any portion of the fee may be reallowed, to persons, including employees of the Distributor, and institutions who respond to inquiries of holders of the Shares regarding their ownership of Shares or their accounts with the Trust or who provide other administrative or accounting services not otherwise required to be provided by the Trust's investment adviser, transfer agent, or other agent of the Trust. Notwithstanding the foregoing, if the National Association of Securities Dealers, Inc. (the "NASD") adopts a definition of "service fee" for purposes of Section 26(d) of the NASD Rules of Fair Practice that differs from the definition of shareholder servicing activities in this paragraph, or if the NASD adopts a related definition intended to define the same concept, the definition of shareholder servicing activities in this paragraph shall be automatically amended, without further action of the parties, to conform to such NASD definition.

(c) Payments under this Section of the Plan are not tied exclusively to the expenses for shareholder servicing activities actually incurred by the Distributor, so that such payments may exceed expenses actually incurred by the Distributor. The Trust's Board of Trustees will evaluate the appropriateness of the Plan and its payment terms on a continuing basis and in doing so will consider all relevant factors, including expenses borne by the Distributor and amounts it receives under the Plan.

(d) The Trust's investment adviser and the Distributor may, at their option and in their sole discretion, make payments from their own resources to cover costs of additional shareholder servicing activities.

SECTION 4. This Plan shall not take effect with respect to a Portfolio until it has been approved (a) by a vote of at least a majority of the outstanding voting securities of the Shares of such Portfolio, if adopted after any public offering of the Shares or the sale of such Shares to persons who are not affiliated with the Portfolio, affiliated persons of such persons, promoters of the Portfolio, or affiliated persons of such promoters; and (b) together with any related agreements, by votes of the majority of both (i) the Trustees of the Trust and
(ii) the Qualified Trustees, cast in person at a Board of Trustees meeting called for the purpose of voting on this Plan or such agreement.

SECTION 5. This Plan shall continue in effect for a period of more than one year after its adoption only so long as such continuance is specifically approved at least annually in the manner provided in Section 4(b) herein for the approval of this Plan.

SECTION 6. Any person authorized to direct the disposition of monies paid or payable by the Trust pursuant to this Plan or any related agreement shall provide to the Trustees of the Trust, at last quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

SECTION 7. This Plan may be terminated at any time with respect to any Portfolio by the vote of a majority of the Qualified Trustees or by a vote of a majority of the Portfolio's outstanding Shares.


SECTION 8. All agreements with any person relating to implementation of this Plan shall be in writing, and any agreement related to this Plan shall provide
(a) that such agreement may be
terminated at any time with respect to any Portfolio, without payment of any penalty, by the vote of a majority of the Qualified Trustees or by the vote of shareholders holding a majority of the Portfolio's outstanding Shares, on not more than 60 days written notice to any other party to the agreement; and (b) that such agreement shall terminate automatically in the event of its assignment.

SECTION 9. This Plan may not be amended to increase materially the amount of distribution expenses permitted pursuant to Section 2 hereof without the approval of shareholders holding a majority of the outstanding Shares of the applicable Portfolio, and all material amendments to this Plan shall be approved in the manner provided in Section 4(b) herein for the approval of this Plan.

SECTION 10. As used in this Plan, (a) the term "Qualified Trustees" shall mean those Trustees of the Trust who are not interested persons of the Trust, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it, and (b) the terms "assignment" and "interested person" shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

SECTION 11. While this Plan is in effect, the selection and nomination of those Trustees who are not interested persons of the Trust within the meaning of
Section 2(a)(19) of the 1940 Act shall be committed to the discretion of the Trustees then in office who are not interested persons of the Trust.

SECTION 12. This Plan shall not obligate the Trust or any other party to enter into an agreement with any particular person.

February 11, 2003

                                STI CLASSIC FUNDS

                          DISTRIBUTION AND SERVICE PLAN
                          C SHARES (FORMERLY, L SHARES)

     WHEREAS, The STI Classic Funds (the "Trust") is engaged in business as an open-end investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"); and

     WHEREAS, the Trustees of the Trust have determined that there is a reasonable likelihood that the following Distribution and Service Plan (the "Plan") will benefit the Trust and the owners of the C Shares of the portfolios (the "Shareholders") of the Trust.

     NOW THEREFORE, the Trustees of the Trust hereby adopt this Plan pursuant to Rule 12b-1 under the 1940 Act and in accordance with the Trust's Rule 18f-3 Multiple Class Plan:

     SECTION 1. The Trust has adopted this Plan to enable the Trust to directly or indirectly bear expenses related to (a) the distribution and sale of C Shares (collectively, the "Shares") of the portfolios of the Trust, as now in existence or hereinafter created from time to time, (each a "Portfolio"), and (b) the shareholder servicing of such Shares.

     SECTION 2. Distribution Activities.

(a) The Shares of each Portfolio except the Classic Institutional Limited Duration Fund are authorized to pay the principal underwriter of the Shares (the "Distributor") a total fee in connection with distribution-related services provided in respect of such class, calculated and payable monthly, at the annual rate of .75% of the value of the average daily net assets of such class. The Shares of the Classic Institutional Limited Duration Fund are authorized to pay the Distributor a total fee in connection with distribution-related services provided in respect of such class, calculated and payable monthly, at the annual rate of .25% of the value of the average daily net assets of such class.

(b) The fee paid pursuant to this Section 2 may be used by the Distributor to provide initial and ongoing sales compensation to its investment executives and to other broker-dealers in respect of sales of Shares of the applicable Portfolios and to pay for other advertising and promotional expenses in connection with the distribution of the Shares. These advertising and promotional expenses include, by way of example but not way of limitation, costs of printing and mailing prospectuses, statements of additional information and shareholder reports to prospective investors; preparation and distribution of sales literature; advertising of any type; an allocation of overhead and other expenses of the Distributor related to the distribution of the Shares; and payments to, and expenses of, officers, employees or representatives of the Distributor, of other broker-dealers, banks or other financial institutions, and of any other persons who provide support services in connection with the distribution of the Shares, including travel, entertainment, and telephone expenses.

(c) Payments under this Section of the Plan are not tied exclusively to the expenses for distribution-related activities actually incurred by the Distributor, so that such payments may exceed expenses actually incurred by the Distributor. The Trust's Board of Trustees will evaluate the appropriateness of the Plan and its payment terms on a continuing basis and in doing so will consider all relevant factors, including expenses borne by the Distributor and amounts it receives under the Plan.

(d) The Trust's investment adviser and the Distributor may, at their option and in their sole discretion, make payments from their own resources to cover costs of additional distribution.

     SECTION 3.Shareholder Servicing Activities.

(a) In addition to the amounts set forth in Section 2 above, the Shares of each Portfolio are authorized to pay the Distributor a fee in connection with the personal, ongoing servicing of shareholder accounts of such Shares, calculated and payable monthly, at the annual rate of .25% of the value of the average daily net assets of such class.

(b) The service fee payable to the Distributor pursuant to this Section 3 hereof may be used by the Distributor to provide compensation for personal, ongoing servicing and/or maintenance of shareholder accounts with respect to the Shares of the applicable Portfolios. Compensation may be paid by the Distributor, or any portion of the fee may be reallowed, to persons, including employees of the Distributor, and institutions who respond to inquiries of holders of the Shares regarding their ownership of Shares or their accounts with the Trust or who provide other administrative or accounting services not otherwise required to be provided by the Trust's investment adviser, transfer agent, or other agent of the Trust. Notwithstanding the foregoing, if the National Association of Securities Dealers, Inc. (the "NASD") adopts a definition of "service fee" for purposes of Section 26(d) of the NASD Rules of Fair Practice that differs from the definition of shareholder servicing activities in this paragraph, or if the NASD adopts a related definition intended to define the same concept, the definition of shareholder servicing activities in this paragraph shall be automatically amended, without further action of the parties, to conform to such NASD definition.

(c) Payments under this Section of the Plan are not tied exclusively to the expenses for shareholder servicing activities actually incurred by the Distributor, so that such payments may exceed expenses actually incurred by the Distributor. The Trust's Board of Trustees will evaluate the appropriateness of the Plan and its payment terms on a continuing basis and in doing so will consider all relevant factors, including expenses borne by the Distributor and amounts it receives under the Plan.

(d) The Trust's investment adviser and the Distributor may, at their option and in their sole discretion, make payments from their own resources to cover costs of additional shareholder servicing activities.

     SECTION 4. This Plan shall not take effect with respect to a Portfolio until it has been approved together with any related agreements, by votes of the majority of both (i) the Trustees of the Trust and (ii) the Qualified Trustees, cast in person at a Board of Trustees meeting called for the purpose of voting on this Plan or such agreement.

     SECTION 5. This Plan shall continue in effect for a period of more than one year after it takes effect only for so long as such continuance is specifically approved at least annually in the manner provided in Section 4 herein for the approval of this Plan.

     SECTION 6. Any person authorized to direct the disposition of monies paid or payable by the Trust pursuant to this Plan or any related agreement shall provide to the Trustees of the Trust, at last quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

     SECTION 7. This Plan may be terminated at any time with respect to any Portfolio by the vote of a majority of the Qualified Trustees or by a vote of a majority of the Portfolio's outstanding Shares.

     SECTION 8. All agreements with any person relating to implementation of this Plan shall be in writing, and any agreement related to this Plan shall provide (a) that such agreement may be terminated at any time with respect to any Portfolio, without payment of any penalty, by the vote of a majority of the Qualified Trustees or by the vote of shareholders holding a majority of the Portfolio's outstanding Shares, on not more than 60 days written notice to any other party to the agreement; and (b) that such agreement shall terminate automatically in the event of its assignment.

     SECTION 9. This Plan may not be amended to increase materially the amount of distribution expenses permitted pursuant to Section 2 hereof without the approval of shareholders holding a majority of the outstanding Shares of the applicable Portfolio, and all material amendments to this Plan shall be approved in the manner provided in Section 4 herein for the approval of this Plan.

     SECTION 10. As used in this Plan, (a) the term "Qualified Trustees" shall mean those Trustees of the Trust who are not interested persons of the Trust, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it, and (b) the terms "assignment" and "interested person" shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the SEC.

     SECTION 11. While this Plan is in effect, the selection and nomination of those Trustees who are not interested persons of the Trust within the meaning of
Section 2(a)(19) of the 1940 Act shall be committed to the discretion of the Trustees then in office who are not interested persons of the Trust.

     SECTION 12. This Plan shall not obligate the Trust or any other party to enter into an agreement with any particular person.

Adopted May 17, 2005

                                   SCHEDULE C

                         COMPENSATION OF THE DISTRIBUTOR

1. BASIC DISTRIBUTION SERVICES. For providing the distribution entity and related infrastructure and platform, including requisite registrations and qualifications, premises, personnel, compliance, ordinary fund board meeting preparation, maintenance of selling agreements, clearance of advertising and sales literature with regulators, filing appropriate documentation for advisory representatives to qualify as registered representatives of the Distributor (provided that the Adviser is solely responsible for its representatives' meeting examination requirements) and their related registrations and fees, ordinary supervisory services, overhead, Financial Research Corporation's Mutual Fund Views on the News and Monitor publications, and return on investment, the Distributor shall be entitled to receive an annual fee of $37,500 (the "Basic Services Fee"), billed monthly; provided, however, that as long as Distributor or an affiliate of Distributor continues to perform services under that certain Master Services Agreement dated July 1, 2004 between BISYS Fund Services Ohio, Inc. and the Trust, Distributor will waive the Basic Services Fee.

2. ADDITIONAL DISTRIBUTION SERVICES. The Distributor will provide the following additional distribution services: (i) marketing and distribution strategy and consulting services; (ii) resource management and consultation; and (iii) product analysis and product development assistance. For providing the additional services listed in this Section 2, the Distributor shall receive an annual retainer in an amount mutually agreed by the parties, which amount as of the date of this Agreement is expected to be approximately $75,000. Such agreed-upon amount will be billed monthly.

3. SPECIAL CONDUIT SITUATIONS. If the Distribution Plan, or any other Fund plans of distribution under Rule 12b-1 that contemplate up front and/or recurring commission and/or service payments to broker dealers, retirement plan administrators or others by the Distributor with respect to back-end loads, level loads, or otherwise, unless expressly agreed otherwise in writing between the parties, all such payments shall be made to the Distributor, which shall act as a conduit for making such payments to such broker-dealers, retirement plan administrators or others.

4. OTHER PAYMENTS BY THE DISTRIBUTOR. If the Distributor is required to make any payments to third parties in respect of distribution, which payments are contemplated by the parties to the distribution agreement or authorized under the Distribution Plan, the Distributor shall be promptly reimbursed for such payments upon invoicing them.

                                   SCHEDULE D

                     SPECIAL DISTRIBUTION SERVICES AND FEES

SERVICES                                             FEES
--------------------------------------------------   ------------------------------------------------
1.   WHOLESALING PERSONNEL SERVICES                  WHOLESALING PERSONNEL SERVICES FEES

Wholesaling Personnel may be external wholesalers    For each individual constituting the Wholesaling
and/or internal wholesalers.                         Personnel employed by the Distributor pursuant
                                                     to this Agreement, the Distributor shall receive
                                                     annually an amount equal to the sum of:

Services include soliciting support of the Funds     (i) all compensation paid annually by the
with selling broker dealers; participating in        Distributor to the employee; plus
promotional meetings, presentations, conferences
and other and forums; identifying high potential     (ii) a management oversight fee equal to:
personnel of the Adviser and selling broker
dealers; and assisting with mail solicitations and        (a)  if one to four Wholesaling Personnel
literature fulfillment.                                        are employed, 30% of the salary
                                                               compensation and 5% of the bonus or
The Wholesaling Personnel Services described on                commission compensation, or
this Schedule D will be provided only upon the
written election of the Trust to receive such             (b)  if five or more Wholesaling Personnel
services.                                                      are employed, 25% of the salary
                                                               compensation and 5% of the bonus or
                                                               commission compensation;
                                                     plus

                                                     (iii) 18% of the total compensation (covering
                                                     costs of the Distributor's employee benefits
                                                     that are provided by the Distributor).

                                                     In addition, the Distributor shall be reimbursed
                                                     for all related costs to support, educate and
                                                     train and maintain compliance oversight of
                                                     Wholesaling Personnel and other personnel such
                                                     as sales management, marketing and performance
                                                     reporting personnel (including time and
                                                     expenses, continuing education, seminars, rent,
                                                     supplies, phone, computers, firm element,
                                                     license, registration)

                                                     Upon any termination of Wholesaling Personnel at
                                                     the request of the Funds or upon termination of
                                                     this Agreement by the Funds for any reason other
                                                     than cause, the Distributor will be reimbursed
                                                     its severance costs with respect to such
                                                     terminated Wholesaling Personnel.

2.   MARKETING AND RELATED SERVICES                  MARKETING AND RELATED SERVICES FEES

Marketing Execution: services include                Marketing Execution:
identification and development of appropriate
marketing and communications programs, projects      Quote available upon request.
and other initiatives; collaboration on
initiating, researching, developing, and
delivering appropriate sales and marketing
materials; and management of marketing and
advertising projects.

Performance Reporting: services include creation     Performance Reporting:
of templates for monthly fact sheets and quarterly
fact sheets; populating templates with performance   As mutually agreed.
data obtained from third parties; and coordinating
steps needed for final printing and distribution.

Creative Communication and Editorial Services:       Creative Communication and Editorial Services
services include preparing drafts of textual
commentary and management discussion and analysis    Quote available upon request.
for annual; and semi-annual reports, including
portfolio manager interviews; providing creative
design and direction; and coordinating production,
including typesetting (initial composition and
changes to composition), charts and ancillary
items.

Production Timing:

-    No timing guarantees can be made for
     completion of monthly and quarterly fact sheets where any of the information needed to produce the reports is generated by service providers other than the Distributor.
     However, a basic estimate of turnaround time may be given based upon when the unit receives all necessary data in good order.
     Under normal conditions, the Performance
     Reporting unit expects to make proofs ready for review (either printed or electronic PDF format) by the 4th business day after the final piece of data is received. If compliance review is necessary (e.g., when
     Morningstar ratings data is used) an
     additional 2 days may be required for review.

- Printing turnaround (once the factsheets are signed-off by the client) is usually approximately 4-5 calendar days with most jobs shipping by the 5th day.

- If requested, final electronic PDF files may be generated and e-mailed on the day the job is signed-off on by the client. These PDFs may be distributed and printed as necessary until the final printed pieces arrive.

3.   FRC SERVICES                                    FRC SERVICES FEES

FRC's program components include:                    Market Analytics Publications: Quote available
                                                     upon request.
-    Market Analytics Publications
                                                     Advanced Research Publications:
-    Advanced Research Publications
                                                     -    Topic Briefs
-    Analyst Support
                                                     -    FRC Focus (typical cost is approximately
-    SME Direct Access                                    $1,500)

The Trust acknowledges that certain FRC                   White Papers - FRC Vision (typical cost is
publications may be provided only to parties that         approximately $2,500)
have entered into a written agreement or addendum
that sets forth the terms of use of such             -    Research Studies (costs vary, however
publications and the associated fee. The Trust            typically range between $3,500 and $12,500)
will notify the Distributor whether the Trust or
the Adviser or both will enter into such an          Analyst Support: Quote available upon request
agreement or addendum. The Trust acknowledges that
if only one of the Trust or the Adviser enters
into such agreement or addendum, the other party     SME Direct Access: Quote available upon request
will be prohibited from receiving or using such
publications.                                        Other FRC Fees:

                                                     -    Client participation in funding FRC
                                                          Franchise Level program: $12,500

                                                     -    All subsequent content and support hours
                                                          may be purchased at a 20% discount from
                                                          standard pricing.




Expenses Applicable to Special Distribution Services

Except as expressly set forth above, out-of-pocket expenses incurred by Distributor in the performance of the special distribution services set forth on this Schedule D are not included in the above fees. Reimbursement of such out-of-pocket expenses will be mutually agreed upon by the parties. Out-of-pocket expenses may include, without limitation:

-    reasonable travel and entertainment costs;

- expenses incurred by the Distributor in qualifying, registering and maintaining the registration of the Distributor and each individual comprising Wholesaling Personnel as a registered representative of the Distributor under applicable federal and state laws and rules of the NASD, e.g., CRD fees and state fees;

-    Sponsorships, Promotions, Sales Incentives;

- any and all compensation to be paid to a third party as paying agent for distribution activities (platform fees, finders fees, sub-TA fees, 12b-1 pass thru, commissions, etc.);

- costs and expenses incurred for telephone service, photocopying and office supplies;

-    advertising costs;

- costs for printing, paper stock and costs of other materials, electronic transmission, courier, talent utilized in sales materials (e.g. models), design output, photostats, photography, and illustrations;

-    packaging, shipping, postage, and photocopies; and

- taxes that are paid or payable by the Distributor or its affiliates in connection with its services hereunder, other than taxes customarily and actually imposed upon the income that the Distributor receives hereunder.